Exhibit 10.48

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is made and entered into as of June 1, 2009 by and between KENNEDY WILSON, INC., a Delaware corporation (the “Company”), and Mary L. Ricks (“Employee”), with reference to the following facts and circumstances:

RECITALS

WHEREAS, Company and Employee have entered into that certain Employment Agreement dated as of February 1, 2009 (the “Agreement”), providing for the employment of Employee by Company pursuant to the terms of such Agreement; and

WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement should be modified to change the Job Title.

AMENDMENT TO AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement, as follows:

1.Section 2 of the Agreement is modified such that the title of “President of Kennedy Wilson Investment Sales Group” is deleted in its entirety and the following is added in lieu thereof “Executive Vice Chairman, Kennedy Wilson International and Co-CEO, KW Commercial Investment Group”.

Subject to the foregoing, the Employment Agreement remains in full force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

COMPANY:
KENNEDY W SON, Inc.

/s/William McMorrow
Title: Chairman Chief Executive Officer

EMPLOYEE
/s/ Mary L. Ricks